UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2018
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2018, Peter A. Cohen, the Chairman of the Board of Directors (the “Board”) of Cowen Inc. (the “Company”), notified the Board that he will not stand for re-election as a member of the Board at the Company’s 2018 annual meeting of stockholders scheduled for June 26, 2018.  Mr. Cohen’s term will expire upon the conclusion of the annual meeting, but he will remain as an advisor to the Company.
            The Company and Mr. Cohen have entered into a Supplemental Agreement (“Supplemental Agreement”), which references various provisions of the Transition Agreement entered into between the Company and Mr. Cohen, dated as of November 30, 2017 (the “Transition Agreement”) that apply following the cessation of Mr. Cohen’s service as a director. Under the Supplemental Agreement, Mr. Cohen will receive a pro-rated annual retainer for his services through his last day as Chairman (the “Board End Date”).  From the Board End Date through June 30, 2019 (the “Consulting Period”), Mr. Cohen will be available to consult with the Company’s Chief Executive Officer with respect to matters relating to the Company’s business, for which Mr. Cohen will receive a consulting fee at an annual rate of $475,000, plus reimbursement for pre-approved direct out-of-pocket business expenses incurred in performing the consulting services.  In addition, during the Consulting Period, the Company has agreed to provide Mr. Cohen with reasonably equipped private office space (or a monthly stipend in lieu of providing such office space) and secretarial support.  For six months following the Board End Date, the Company has also agreed to maintain Mr. Cohen’s securities law licenses and registrations.
            In addition, under the Supplemental Agreement, Mr. Cohen has agreed, for the period from May 14, 2018 through to June 30, 2021 to comply with various “standstill” provisions relating to the Company. With respect to Linkem S.p.A. (“Linkem”), under the Supplemental Agreement, Mr. Cohen will continue to serve as the Company’s designee to the board of directors of Linkem, and subject to certain conditions relating to his continued service and compliance with the Supplemental Agreement, the Company has agreed to pay to Mr. Cohen ten percent (10%) of the positive difference, if any, between the net realized profits (if any) attributable to the Company’s invested capital in Linkem as a result of the occurrence of a realization event over the value of the Company’s invested capital in Linkem as of year-end 2017. With respect to RCG Longview Management, LLC (“RCG Longview”), the Supplemental Agreement provides that Mr. Cohen’s ownership and participation in RCG Longview will not be subject to the restrictive covenants referenced in the Transition Agreement and further that, subject to certain conditions, the Company will not object to Mr. Cohen having an ownership interest in RCG Longview.
            Except as modified by the Supplemental Agreement, the terms of the Transition Agreement remain in effect.
The foregoing description of the Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1    Supplemental Agreement between the Company and Mr. Cohen dated May 14, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: May 14, 2018            By: /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____    Exhibit

10.1    Supplemental Agreement between the Company and Mr. Cohen dated May 14, 2018.